UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On January 3, 2014, Tower Group International, Ltd. (“Tower”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ACP Re Ltd. (“ACP Re”), and a wholly-owned subsidiary of ACP Re (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, it is expected that Merger Sub will merge with and into Tower (the “Merger”), with Tower as the surviving corporation in the Merger and a wholly owned subsidiary of ACP Re. ACP Re is a Bermuda based reinsurance company. The controlling shareholder of ACP Re is a trust established by the founder of AmTrust Financial Services, Inc. (“AmTrust”), National General Holdings Corporation (“NGHC”) and Maiden Holdings, Ltd.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Tower’s common stock, par value $0.01 per share (the “Common Stock”), following the settlement of all outstanding equity awards, will be converted into the right to receive $3.00 in cash (the “Merger Consideration”), with an aggregate value of approximately $172.1 million.

Each of the parties has made customary representations and warranties in the Merger Agreement. Tower has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business, consistent with past practice, during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to solicit alternate transactions, subject to a customary “fiduciary out” provision which allows Tower under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that Tower’s Board of Directors has determined, in its good faith judgment, is appropriate in furtherance of the best interests of Tower, and (iii) to call and hold a special shareholders’ meeting and recommend adoption of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, several subsidiaries of Tower have entered into Cut Through Reinsurance Agreements, pursuant to which, subject to receipt of necessary regulatory approvals, a subsidiary of AmTrust and a subsidiary of NGHC will reinsure Tower’s new and renewal commercial lines or personal lines policies, as applicable, and have each acquired a 10-day option to reinsure on a prospective basis not less than 60% of the unearned premium reserve relating Tower’s in force commercial lines or personal lines business, as the case may be. Tower will receive a 20% ceding commission from AmTrust or NGHC on all Tower premiums that are subject to the Cut Through Reinsurance Agreements.

The foregoing description of the Cut Through Reinsurance Agreements and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the complete text of the Cut Through Reinsurance Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference.

Concurrently with the execution of the Merger Agreement, the controlling shareholder of ACP Re has provided to Tower a guarantee for the payment of the Merger Consideration.

Concurrently with the execution of the Merger Agreement, Michael H. Lee, Tower’s Chairman of the Board, President and Chief Executive Officer, in his capacity as stockholder of Tower, entered into a Voting Agreement with ACP Re (the “Voting Agreement”) with respect to his shares of Common Stock. Such shares (together with any shares of Common Stock acquired by Mr. Lee on or after the date of the Voting Agreement, the “Voting Agreement Shares”) constituted approximately 4.2% of the total issued and outstanding Common Stock as of January 3, 2014. Pursuant to the Voting Agreement, Mr. Lee (i) has agreed to vote, or cause to be voted, the Voting Agreement Shares in favor of adoption of the Merger Agreement and of any matter necessary to the consummation of the transactions contemplated thereby, and against any action, agreement, transaction or proposal that would result in a material breach by Tower of the Merger Agreement or a failure of any condition to Tower’s obligations thereunder to be satisfied and (ii) have granted ACP Re an irrevocable proxy to vote the Voting Agreement Shares in accordance with the foregoing if Mr. Lee fails to do so.

In the Voting Agreement, Mr. Lee has agreed not to, on or after the date of the Voting Agreement, among other things, sell, assign, transfer, pledge, dispose or otherwise encumber any Voting Agreement Shares or grant any proxies with respect to the Voting Agreement Shares. Mr. Lee also has agreed not to take any action that Tower is prohibited from taking under the Merger Agreement with respect to the solicitation of alternative transaction proposals. The Voting Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the effective time of the Merger.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the complete text of the Voting Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference.

The Merger Agreement was unanimously approved by the respective Boards of Directors of ACP Re and Tower, and is conditioned, among other things, on: (i) the approval of Tower’s shareholders, (ii) receipt of governmental approvals, including antitrust and insurance regulatory approvals, (iii) the absence of any law, order or injunction prohibiting the Merger, (iv) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), and (v) each party’s compliance with its covenants and agreements contained in the Merger Agreement. In addition, ACP Re’s obligation to consummate the Merger is subject to the non-occurrence of any Material Adverse Effect (as defined in the Merger Agreement) on Tower, as well as the absence of any insolvency-related event affecting Tower. The transaction is also conditioned on holders of not more than 15% of Tower’s Common Stock dissenting to the Merger.

All liens on the shares of the capital stock of Tower’s subsidiaries have been fully released and Tower intends to provide promptly to ACP Re evidence of such release to permit the satisfaction of the condition set forth in Section 6.02(g) of the Merger Agreement.

There is no financing condition to consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement provides certain termination rights for both Tower and ACP Re, and further provides that upon termination of the Merger Agreement under certain circumstances, Tower will be obligated to reimburse ACP Re for certain of its transaction expenses, subject to a cap of $2 million, and to pay ACP Re a termination fee of $8.18 million, net of any transaction expenses it has reimbursed.

The Merger is expected to close by the summer of 2014, subject to the closing conditions described above and contained in the Merger Agreement.

The foregoing description of the transaction is not complete and is subject to, and qualified in its entirety by, the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 8.01. Other Events

A form of letter regarding the proposed Merger sent by Tower to its customers, clients, agents, and producers on January 6, 2014, is filed as Exhibit 99.2 hereto and incorporated by reference. A form of letter regarding the proposed Merger sent by Tower to its employees on January 6, 2014, is filed as Exhibit 99.3 hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 3, 2014, by and among Tower Group International, Ltd., ACP Re Ltd. and London Acquisition Company Limited.

10.1	Commercial Lines Cut-Through Reinsurance Agreement, dated as of January 3, 2014, by and among Tower Insurance Company of New York, Castle Point National Insurance Company, Tower National Insurance Company, Hermitage Insurance Company, Castle Point Florida Insurance Company, Kodiak Insurance Company, North East Insurance Company, York Insurance Company of Maine, Massachusetts Homeland Insurance Company, Preserver Insurance Company, Castle Point Insurance Company, and Technology Insurance Company, Inc.

10.2	Personal Lines Cut-Through Reinsurance Agreement, dated as of January 3, 2014, by and among Tower Insurance Company of New York, Castle Point National Insurance Company, Tower National Insurance Company, Hermitage Insurance Company, Castle Point Florida Insurance Company, Kodiak Insurance Company, North East Insurance Company, York Insurance Company of Maine, Massachusetts Homeland Insurance Company, Preserver Insurance Company, Castle Point Insurance Company, and Integon National Insurance Company.

10.3	Voting Agreement, dated as of January 3, 2014, by and between Michael H. Lee and ACP Re Ltd.

99.1	Copy of Press Release issued by Tower Group International, Ltd., dated January 6, 2014.

99.2	Form of letter to Tower customers, clients, agents, and producers, dated January 6, 2014.

99.3	Form of letter to Tower employees, dated January 6, 2014.

Cautionary Statement Regarding Forward–Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Current Report on Form 8-K and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Forms 10-K/A, 10-Q and 10-Q/A, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any shareholder of Tower. In connection with the Merger Agreement, Tower intends to file a proxy statement with the United States Securities and Exchange Commission (SEC). Investors and shareholders are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Tower, ACP Re and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Tower or ACP Re with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed by Tower with the SEC by directing a written request to “Investor Relations,” Tower Group International, Ltd., Bermuda Commercial Bank Building, 2nd Floor, 19 Par-la-Ville Road, Hamilton, HM 11, Bermuda, or by email to Bernard Kilkelly, Managing Vice President, Investor Relations (bkilkelly@twrgrp.com).

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in public filings filed by Tower with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Tower’s participants in the solicitation is contained in Tower’s Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2013.

Risks that could adversely affect the proposed Merger include, but are not limited to, the following:

•	governmental approvals of the Merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger;

•	the Board of Directors of Tower may withdraw its recommendation and support a competing acquisition proposal; and

•	Tower’s shareholders may fail to approve the Merger.

The following important factors are among those that could affect the actual outcome of other future events:

•	changes in Tower’s financial strength or credit ratings could impact its ability to write new business, the cost of, and its ability to obtain, capital or its ability to attract and retain brokers, agents and customers;

•	decreases in the capital and surplus of Tower’s insurance subsidiaries and their ability to meet minimum capital and surplus requirements;

•	changes in Tower’s ability to raise additional capital;

•	the implementation and effectiveness of Tower’s capital improvement strategy;

•	Tower’s ability to continue operating as a going concern;

•	changes in Tower’s ability to meet ongoing cash requirements and pay dividends;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than Tower’s underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•	changes in the availability, cost or quality of reinsurance and failure of Tower’s reinsurers to pay claims timely or at all;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	decreased demand for Tower’s insurance or reinsurance products;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	ineffectiveness or obsolescence of Tower’s business strategy due to changes in current or future market conditions;

•	currently pending or future litigation or governmental proceedings;

•	developments that may delay or limit Tower’s ability to enter new markets as quickly as it anticipates;

•	loss of the services of any of Tower’s executive officers or other key personnel;

•	changes in acceptance of Tower’s products and services, including new products and services;

•	developments in the world’s financial and capital markets that could adversely affect the performance of Tower’s investments;

•	the effects of acts of terrorism or war;

•	changes in general economic conditions, including inflation, interest rates and other factors which could impact Tower’s performance and the performance of Tower’s investment portfolio;

•	changes in accounting policies or practices;

•	changes in legal theories of liability under Tower’s insurance policies;

•	changes in rating agency policies or practices;

•	declining demand for reinsurance due to increased retentions by cedents and other factors;

•	a lack of opportunities to increase writings in Tower’s reinsurance lines of business and in specific areas of the reinsurance market;

•	changes in the percentage of our premiums written that Tower cedes to reinsurers;

•	changes in regulations or laws applicable to Tower, its subsidiaries, brokers or customers, including regulatory limitations and restrictions on the declaration and payment of dividends and capital adequacy standards;

•	the Bermudian regulatory system, and potential changes thereto;

•	risks and uncertainties associated with technology, data security or outsourced services that could negatively impact Tower’s ability to conduct its business or adversely impact its reputation;

•	the effects of mergers, acquisitions or divestitures; and

•	disruptions in Tower’s business arising from the integration of acquired businesses into Tower and the anticipation of potential or pending acquisitions or mergers.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Tower with the Securities and Exchange Commission, such as current reports on Form 8–K, and regular reports on Forms 10–K and 10–Q, particularly in “Item 1A, Risk Factors.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: January 6, 2014	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer